EXECUTION VERSION

Exhibit 10.2

Binding Term Sheet for Joint Venture Agreement

September 25, 2017

This term sheet (“Term Sheet”) sets out the key terms of a proposed transaction for a joint venture between SANUWAVE Health Inc. of 3360 Martin Farm Road, Suite 100, Suwanee, Georgia, 30024, United States (“Sanuwave”), and MundiMed Distribuidora Hospitalar LTDA of of Rua Manoel Gomes dos Santos, 1173 – Jardim Sumaré – Cravinhos/SP Brazil (“MundiMed”). Each of Sanuwave and MundiMed are referred to herein as a “Party” and collectively, as the “Parties”.

The Parties are engaged in the negotiation of terms of a proposed joint venture (the “Joint Venture”) for the establishment of a business (the “Business”) for the sole purpose of the manufacture, sale and distribution of a Sanuwave proprietary, patented medical device (the “Device”). The purpose of this Term Sheet is to confirm to-date the agreement among the Parties concerning certain terms of the proposed Joint Venture.

The Parties will continue to work together in good faith to enter into a definitive agreement reflecting these terms (the “Definitive Agreement”). In the event a Definitive Agreement has not been executed by the Parties by September 30, 2017, the terms set forth in this Term Sheet will be binding on the Parties.

Financial Terms:

Partnership Fee:
MundiMed shall pay to Sanuwave the aggregate amount of USD
[****](the “Partnership Fee”) as follows:
(1) USD [****] on September 30, 2017; and
(2) USD [****] in equal monthly installments payable over a period of eighteen (18) months, commencing November 30, 2017, and on the 30th day (or the following business day if the 30th day of a given month does not fall on a business day) of each month thereafter.

Organizational Expenses:	MundiMed shall bear the cost of any and all fees and expenses incurred in connection with the formation, organization and startup of the Joint Venture, expected not to exceed USD $200,000.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Profit-Sharing:
Any profits distributed by the Joint Venture shall be distributed between MundiMed, Sanuwave, LHS Latina Health Solutions Gestão Empresarial LTDA a company organized under the laws of Brazil (“Latina Health”) and Universus Global Advisors LLC, a Delaware limited liability company (“Universus Global”) (MundiMed, Sanuwave, Latina Health and Universus Global are collectively referred to herein as the “Profit Sharing Recipients”). Each of MundiMed and Sanuwave shall receive an amount equal to 45% of such profits and each of Latina Health and Universus Global shall receive an amount equal to 5% of such profits.

Miscellaneous Terms:
MundiMed shall purchase two to six Devices from the Joint Venture on or before December 31, 2017, and the Joint Venture shall sell such Devices to MundiMed in exchange for payment of the total purchase price in cash. These devices shall be used by targeted parties to do experimental, pre-approved work. The foregoing obligations of the Parties are subject to the advice of legal counsel that the consummation of such purchase(s) and sale(s) will not constitute a material violation of applicable government regulations.

Term and Termination:
This Term Sheet shall be effective as of the date this Term Sheet is executed by both Parties and shall continue until the earlier to occur of (a) the date the Definitive Agreement is fully-executed by both Parties and (b) May 30, 2019. In the event the Definitive Agreement has not been executed by both Parties by September 30, 2017, this Term Sheet shall continue to be in effect as of such date.
Notwithstanding the foregoing, this Term Sheet may be terminated by either Party for a material breach of its terms by the other Party (following an applicable cure period) where it is reasonably foreseeable that such material breach could result in a material adverse effect on the business, financials or results of operations of the non-breaching Party.
Upon the termination of the Term Sheet all rights granted to MundiMed under the Term Sheet, as applicable, shall revert to Sanuwave and MundiMed shall promptly pay to Sanuwave all payments due and payable to Sanuwave as of the termination, return all materials provided to MundiMed by Sanuwave under the Term Sheet, as applicable, and all tangible embodiments of any and all proprietary information disclosed to MundiMed by Sanuwave in connection with the proposed Business, as applicable, and provide Sanuwave with a certificate of such return.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Notwithstanding the foregoing, the provisions set forth opposite the “Confidentiality” and “Integration” headings in this Term Sheet shall survive termination.
Confidentiality:
This Term Sheet, the MOU, their respective contents, and the fact that the Parties are engaged in discussions regarding a potential joint venture shall constitute confidential information. The Parties hereby agree not to disclose the existence of such discussions, the Term Sheet, MOU or the respective contents thereof; provided, however, that the Parties may disclose the foregoing to their respective attorneys, accountants and any other party who has a “need to know” basis warranting disclosure. Notwithstanding the foregoing, the Parties hereby acknowledge that Sanuwave is subject to certain securities laws, compliance with which may require the disclosure of confidential information. The Parties hereby agree that Sanuwave may disclose confidential information in connection with its ongoing reporting requirements under applicable securities laws and pursuant to any other acts it may take in connection with its obligation to comply with such securities laws.

Governing Law:
This Term Sheet, the MOU are, and any Definitive Agreement will be, governed by and interpreted in accordance with the laws of the State of New York, United States of America, without regard to conflict of laws provisions thereof.

General:
This Term Sheet constitutes the entire agreement and understanding of the Parties as to the terms set forth in this Term Sheet and supersedes all communication between the Parties related to the terms set forth in this Term Sheet, and all prior agreements, oral or written, including the terms of the Memorandum of Understanding by and between the Parties, dated August 13, 2017 (the “MOU”), to the extent of the subject matter of the terms included in this Term Sheet, including, but not limited to, the confidentiality, governing law and integration provisions set forth herein. For the avoidance of doubt, the MOU shall remain in full force and effect to the extent the terms of the MOU are not the subject matter of this Term Sheet. This Term Sheet shall be binding upon and inure to the benefit of and be enforceable by the Parties respective successors and permitted assigns. Nothing in this Term Sheet shall confer any rights upon any person or entity other than the Parties and their respective successors and permitted assigns. No Party may assign this Term Sheet or any of its rights hereunder to any person or entity without the prior written consent of the other Party. This Term Sheet may be amended or modified only by a writing executed by both Parties.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, this Term Sheet is effective as of the date first set forth above. This Term Sheet may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document and may be executed by electronically scanned or “pdf” signatures.

SANUWAVE Health Inc. /s/ Kevin A. Richardson II Name: Kevin A. Richardson II Title: Chairman & CEO	MundiMed Distribuidora Hospitalar LTDA /s/ Alessandro Cardim Name: Alessandro Cardim Title: Director

LHS Latina Health Solutions Gestão Empresarial LTDA /s/ Mauricio Grimoni Name: Mauricio Grimoni Title: CEO	Universus Global Advisors LLC /s/ Michael Hubert Name: Michael Hubert Title: Managing Member

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[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.